SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 17, 2004

(Date of earliest event reported)

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits
(a)	Financial Statements of Businesses Acquired
Not applicable.

(b)	ProForma Financial Information
Not applicable.

(c)	Exhibits
99.1 Press release issued by ONEOK, Inc. dated June 17, 2004.

Item 9.	Regulation FD Disclosure

ONEOK, Inc. (the "Company") will present at the 2004 Wachovia Securities Nantucket Equity Conference in Nantucket, Massachusetts on Thursday, June 24, 2004, beginning at approximately 10:00 a.m. Central Time.

The presentation will be conducted by Jim Kneale, senior vice president, treasurer and chief financial officer of the Company.

A webcast of the presentation will be available at www.oneok.com and will be archived for ninety days after the seminar.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	June 17, 2004	By:	/s/ Jim Kneale
Jim Kneale
Senior Vice President, Treasurer
and Chief Financial Officer
(Principal Financial Officer)

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Exhibit 99.1
[ONEOK Logo]	News

June 17, 2004	Analyst Contact: Weldon Watson
918-588-7158 Media Contact: Lori Webster 918-588-7570

ONEOK to present at 2004 Wachovia Securities

Nantucket Equity Conference

Tulsa, Okla. -- ONEOK, Inc. (NYSE:OKE) will present at the 2004 Wachovia Securities Nantucket Equity Conference in Nantucket, Massachusetts on Thursday, June 24, 2004, beginning at approximately 10:00 a.m. Central Time.

The presentation will be conducted by Jim Kneale, senior vice president, treasurer and chief financial officer of ONEOK.

The webcast will be accessible at ONEOK's Web site at www.oneok.com. A replay of the webcast will be archived for ninety days after the seminar.

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ONEOK, Inc. is a diversified energy company involved primarily in oil and gas production, natural gas processing, gathering, storage and transmission in the mid-continent areas of the United States. The company's energy marketing and trading operations provide service to customers in most states. The company is the largest natural gas distributor in Kansas and Oklahoma, and the third largest in Texas, operating as Kansas Gas Service, Oklahoma Natural Gas and Texas Gas Service, serving almost 2 million customers.

For information about ONEOK, Inc. visit the Web site: www.oneok.com.

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